Exhibit 99.1

For Immediate Release

Newtek Announces New Payroll Services

New York, N.Y. – June 5, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, announced that Newtek will now offer Payroll Services in addition to the current business solution set that includes business lending, electronic payment processing, insurance services, web hosting, web design and development, outsourced digital bookkeeping, tax services, data backup and retrieval and business plan preparation.

Newtek Payroll Services will manage common employer needs, including paying employees, managing checks and direct deposits, and dealing with taxes. It provides powerful web-based controls which enable users to log on, record hours and payroll data and submit it, so that checks, stubs and direct deposits arrive on payday without hassle. The launch of Newtek Payroll Services will enable Newtek to grow its distribution and presence in the accounting, HR and small to medium-sized business markets. In addition, this will leverage Newtek’s strong position with new and existing alliance partners.

Payroll Services has now been added to the suite of business solutions offered on the Newtek Business Services, Inc. corporate website (www.newtekbusinessservices.com/payroll_services/).

Barry Sloane, Chairman and CEO of Newtek Business Services stated, “We are thrilled to be able to launch our new payroll product and add it to our extensive menu of business services. Obviously, outsourced payroll solutions are and have been a staple product for the small business community year in and year out. Our connectivity to our insurance agency as well as our alliance partners that are looking to link payroll solutions to their Commercial Demand Deposit accounts as well as health and benefits plans puts Newtek in a unique position even against the largest provider of outsourced payroll solutions. Our solution allows us to service both 1-5 employee based firms as well as 500 employee based firms. Newtek continues to build its one stop shop for small to medium sized business owners and it continues to further develop its reputation as the place to acquire outsourced business and financial services.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll Services: Payroll management processing to employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com